EXHIBIT 99.1

Matthew Stecker is Named Chief Executive Officer of Evolving Systems

-  Industry Leader with track record of success to drive next phase of company’s growth -

ENGLEWOOD, Colorado — July 18, 2018 — Evolving Systems, Inc. (Nasdaq: EVOL). The Board of Directors of Evolving Systems today announced the removal of Thomas Thekkethala, for cause, as President and CEO and the appointment of Matthew Stecker to take over that role, effective immediately.

As a for-cause termination, the board does not intend to pay Mr. Thekkethala any severance, either under his employment agreement or otherwise. There were, however, no disagreements between the company and Mr. Thekkethala as to any financial or accounting issue. The board anticipates no change in financial condition or outlook related to this change.

Matthew Stecker, 49, joined Evolving Systems’ Board of Directors in March 2016, was named Chairman of the Board in August 2016, and Executive Chairman in April 2018. He has a long history of leadership in the Software, Services, and Mobile industries.

Matthew studied Computer Science at Duke University and earned his law degree at The University of North Carolina at Chapel Hill. After putting himself through law school working for NeXT, he worked at and eventually became President of Marble Associates, Inc., in Boston. Matthew has also run advertising technology at Vindigo, was the CTO of SmartServ, Inc., and was a Vice President and Principal at TMNG/Cartesian and its strategy consultancy CSMG.

Additionally, Matthew has been a Vice President at Real Networks, and served as CEO of Livewire Mobile from 2009 until its sale to OnMobile in 2013. From 2015 to 2017, Matthew was a Senior Advisor at the United States Department of Commerce where he helped to launch FirstNet, the Federal network for Public Safety. He has served on multiple boards and has been an advisor to many startups. He has a high profile in the mobile and digital ecosystems.

On his appointment as Evolving Systems’ CEO, Stecker comments:  “Since January I’ve had the chance to meet Evolving’s people and many of its key customers. In that time, I’ve quickly learned that our carrier customers who know either or both of Evolving’s businesses - its activation platform and its marketing services - love and rely on us to solve hard problems unique to wireless carriers across an amazingly diverse geographic footprint.”

Stecker added:  “It has become clear to me that Evolving needs to continue to do what it has done so well, providing the People, Processes, and Platforms that better activate, engage, and retain our clients’ customers. We also need to tell our story more broadly and with higher intensity. My goal is for Evolving Systems to be the CSPs’ first choice partner in attracting, onboarding, engaging, and retaining customers through a combination of our smart technologies, expert people, and brilliant execution. Evolving’s story is one I’m honored to be a part of.”

Evolving Systems has a long legacy as a specialized software provider that facilitates activation services for wireless operators worldwide. In 2017, Evolving Systems gained a digital marketing platform through the acquisitions of Lumata and BLS. The company continues to embrace and enhance both of these core capabilities and will look to enhance its existing offerings while reaching out to wireless operators around the globe.

About Evolving Systems®

Evolving Systems, Inc. (NASDAQ:EVOL) is a provider of real-time digital engagement solutions and services to more than 100 customers in over 65 countries worldwide. The Company’s portfolio includes market-leading solutions and services for real-time analytics, customer acquisition, customer value management and loyalty for telecom, retail and financial services companies. Founded in 1985, the Company has its headquarters in Englewood, Colorado, with offices in Asia, Europe, Africa, South America and North America. For more information, please visit www.evolving.com or follow us on Twitter at http://twitter.com/EvolvingSystems.

CAUTIONARY STATEMENT

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk. Specifically, statements about the market for, and performance of, the Company’s products and its ability to successfully integrate its solutions with existing customer network systems and new customers are forward-looking statements. These statements are based on our expectations and are naturally subject to uncertainty and changes in circumstances. Readers should not place undue reliance on these forward-looking statements, and the Company may not undertake to update these statements. Actual results could vary materially from these expectations. For a more extensive discussion of Evolving Systems’ business, and important factors that could cause actual results to differ materially from those contained in the forward-looking statements, please refer to the Company’s Forms 10-K, 10-Q, 10-Q/A, 8-K and 8-K/A filed with the SEC; press releases and the Company’s website.

Investor Relations Contact:

Alice Ahern

Investor Relations

Evolving Systems

Tel: +1 303 802 1000

Email: investors@evolving.com